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                                                       EXHIBIT 23


                      ACCOUNTANTS' CONSENT


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 3, 1994, incorporated by reference to Thomas & Betts Corporation's Annual Report on Form 10-K for the year ended January 2, 1994 and our report dated June 24, 1994, incorporated by reference to Thomas & Betts Corporation Employees' Investment Plan Annual Report on Form 11-K for the year ended December 31, 1993.


                                   KPMG PEAT MARWICK LLP


Memphis, Tennessee
December 7, 1994